EXHIBIT 10.59

                                 PROMISSORY NOTE



$15,000,000.00                                                      July 1, 2009




Mission West Properties, L.P. II, a Delaware limited partnership ("Mission")
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promises to pay to         M&M Real Estate Control & Restructuring., LLC
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the principal sum of Fifteen Million Dollars and 00 Cents ($15,000,000.00),

plus interest at the rate of 30 day LIBOR plus 2 percent per annum (compounded on the basis of a 366-day year) beginning on the 1st day of July, 2009.

Should interest not so be paid, it shall thereafter bear like interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by law. Should default be made in the payment of any installment of interest when due, the whole sum of principal and interest shall become immediately due and payable at the option of the holder of this note. Should suit be commenced or an attorney employed to enforce the payment of this note, we agree to pay such additional sum as the court may adjudge as reasonable attorney's fees in said suit. Principal and interest are payable in lawful money of the United States.

Principal and interest are payable in lawful money of the United States no later than December 31, 2010. Notwithstanding the above, Mission shall use its best efforts to repay the loan as soon as possible using all available sources of cash, including but not limited to cash generated from operations and cash available from any other financing sources.



Signed By:        /s/ Raymond V. Marino                               7/1/09
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                  Raymond V. Marino, Pres. & COO                       Date
                  Mission West Properties, Inc.
                  Its General Partner



Acknowledged:     /s/ Tom Meckenstock                                7/1/09
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                  Tom Meckenstock, Managing Member                    Date